Exhibit 10.11

                          SECURITY AND PLEDGE AGREEMENT
                          -----------------------------


         THIS SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated this 21st day of October, 1999, by and between Mitchell Rubinson (hereinafter referred to as "Rubinson" or the "Debtor"), and Burger King Corporation (hereinafter referred to as "BKC" or the "Secured Party").


         WHEREAS, International Fast Food Corporation ("IFFC") is the owner of all the issued and outstanding shares (the "IFFP Shares") of International Fast Food Polska S.P. z.o.o. ("IFFP");

         WHEREAS, on February 24, 1999, Citibank (Poland) S.A. ("Citibank") agreed to provide credit to IFFP in the aggregate amount of U.S. $5,000,000, pursuant to a credit agreement dated February 24, 1999 (as amended, the "Credit Agreement");

         WHEREAS, as a condition to the disbursement of funds under the Credit Agreement, BKC issued a guarantee in favor of Citibank to secure the repayment by IFFP of amounts borrowed under the Credit Agreement (as amended, the "Guarantee");

         WHEREAS, pursuant to an Agreement for the Transfer of Title to Shares by way of Security dated February 24, 1999 (as amended, the "Security Agreement"), in consideration of the Guarantee, IFFC granted BKC a perfected security interest in the IFFP Shares to secure BKC's claims which may arise as a result of the payment by BKC of any amounts under the Guarantee;

         WHEREAS, as a condition to the making of the Guarantee, IFFC agreed to reimburse BKC for any payments that it may be required to make to Citibank under the Guarantee, together with related costs, expenses and interest, as more fully said forth in that certain Reimbursement Agreement dated as of February 24, 1999 (as amended, the "Reimbursement Agreement"), by and among IFFC, IFFP and BKC;

         WHEREAS, Citibank has agreed to increase the amount which may be borrowed under the Credit Agreement to an aggregate amount of U.S. $8,000,000, and BKC has agreed to increase the amount of the Guarantee to secure the repayment by IFFP of amounts borrowed under the Credit Agreement;

         WHEREAS, in the event that Citibank is willing to further increase the available credit under the Credit Agreement, BKC has agreed to increase the amount of the Guarantee to a maximum aggregate amount of U.S. $10,000,000, upon the terms, and subject to the conditions, of that certain Guarantee of Future Advances Agreement dated of even date herewith by and among BKC, IFFC and IFFP;

         WHEREAS, pursuant to a Purchase Agreement dated February 24, 1999 (as amended, the "Purchase Agreement"), the parties agreed that, in the event that BKC acquires the IFFP Shares pursuant to the exercise of its rights under the Security Agreement, BKC will sell the IFFP Shares held by BKC to Rubinson;

         WHEREAS, pursuant to a Guaranty of even date herewith (the "Rubinson Guaranty:), Rubinson has agreed to personally guarantee the Obligations (as hereinafter defined, and to secure such personal guarantee by the grant of a security interest in, and a pledge to BKC of, an aggregate of 5,000,000 shares of common stock of IFFC (the "Shares") which are owned by Rubinson.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. SECURITY INTEREST. For value received, Debtor hereby sells, transfers, conveys, sets over, delivers, bargains, pledges, assigns and grants to Secured Party, upon the terms and conditions of this Agreement, a security interest in and to any and all present or future rights of Debtor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Collateral"):

                  (a) Five million (5,000,000) shares (the "Shares") of the common stock, par value $.01 per share, of IFFC which are owned by Debtor;

                  (b) All rights, powers, privileges and preferences pertaining to the Shares described in Section 1(a) above and any stock rights, rights to subscribe, cash distributions, dividends, stock dividends, liquidating dividends, new securities (whether certificated or uncertificated) and other property to which the Obligor may become entitled by reason of the ownership of any Securities pledged and assigned hereunder from time to time; and

                  (c) All Proceeds of any of the foregoing Collateral described above in this Section 1.

All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Florida Uniform Commercial Code. As used in this Agreement, the term "Securities" means any notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, warrants, partnership interests, stock options, beneficial interests in trusts, or equity interests of any nature whatsoever in any legal entity or, in general, any interest or instrument commonly known as a "security," or any warrant or right to subscribe to or purchase any of the foregoing; and the term "issuer" means, with respect to any Securities, the legal entity in which such Securities evidence an ownership or beneficial interest.

         2. RUBINSON GUARANTY. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of the Rubinson Guaranty. The security interest herein granted ("Security Interest") shall secure full payment and performance of (i) Rubinson's obligations to BKC under the Purchase Agreement, (ii) IFFC's and IFFP's obligations under the Reimbursement Agreement, and (iii) the due and punctual observance and performance of each and every agreement, covenant and condition on Debtor's part to be observed or performed under this Agreement and the Rubinson Guarantee (all of which debts, duties, liabilities and obligations are referred to as the "Obligations").

         3. PRIORITY. Debtor represents and warrants that the Security Interest is a first and prior security interest in and to all of the Collateral.

         4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

                  (a) Debtor is the sole legal and equitable owner of the Shares free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person, except for the security interest created hereby. Debtor has the right and power to grant a security interest in the Collateral to Secured Party without the consent of any other person, and Debtor shall at his expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. So long as any Obligation to the Secured Party is outstanding, Debtor will not without the prior written consent of Secured Party grant to any person a security interest in any of the Collateral or permit any lien or encumbrance to attach to any of the Collateral, or suffer or permit any levy or garnishment, or attachment to be made on any part of the Collateral, or permit any financing statement to reflect an interest in any part of the Collateral, except that of Secured Party, to be on file with respect thereto.

                  (b) Debtor has delivered to Secured Party all stock certificates evidencing the Shares pledged and assigned under this Agreement (and the Debtor shall promptly deliver the same with respect to all certificated Securities pledged and assigned to Secured Party hereafter, together with duly executed stock powers in blank and all other assignments or endorsements reasonably requested by Secured Party.


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                  (c) If new or additional Securities are issued to Debtor (as a stock dividend, stock split, or pursuant to any reclassification or recapitalization of the capital of any issuer of Securities pledged and assigned hereunder, or the reorganization or, merger, acquisition or consolidation of any such issuer or otherwise) with respect to the Collateral, then the same shall be deemed an increment to the Collateral and under pledge and assignment to Secured Party hereunder. If evidenced by a stock certificate, bond, warrant, debenture, certificate, or other Instrument or writing, then such Securities shall (to the extent acquired or received by or placed under Debtor's control) be held in trust for and promptly delivered to Secured Party, together with duly executed stock powers in blank and any other assignments or endorsements as Secured Party may request. If any such Securities are uncertificated, then Debtor shall immediately upon acquisition of such Securities cause Secured Party to be registered as the transferee thereof on the books of the depository, custodian bank, clearing corporation, brokerage house, issuer or otherwise, as may be requested by Secured Party.

                  (d) Without the prior consent of Secured Party, Debtor shall not sell, transfer, assign, convey, lease or otherwise dispose of any part of the Collateral, nor enter into any contract or agreement to do so. Debtor will not compromise, release, surrender or waive any rights of any nature whatsoever in respect of any of the Collateral without Secured Party's prior written consent.

         5. DEBTOR'S OBLIGATIONS. So long as the Obligations are outstanding, Debtor covenants and agrees with Secured Party (a) not to permit any material part of the Collateral to be levied upon under any legal process; (b) not to dispose of or pledge any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could reasonably be likely to have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the Closing Date which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Debtor may contest any such tax claim if done diligently and in good faith.

         6. EVENT OF DEFAULT. As used herein, the term "Event of Default" shall include any or all of the following if same exist on the 10th day after written notice by Secured Party to Debtor which certifies such default:

                  (a) The assignment, voluntary or involuntary conveyance of legal or beneficial interest, mortgage, pledge or grant of a security interest in any of the Collateral; or

                  (b) The filing or issuance of a notice of any lien or notice of levy for taxes or assessment against the Collateral; or

                  (c) Nonpayment of any amounts due under the Rubinson Guarantee upon the date same shall be due and payable; or

                  (d) The adjudication of Debtor as bankrupt, or the taking of any voluntary action by Debtor or any involuntary action against Debtor seeking an adjudication of Debtor as bankrupt, or seeking relief by or against Debtor under any provision of the Bankruptcy Code.

         7. REMEDIES. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of Florida or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure; (b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at his discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; (d) exercise all voting or consensual rights of the Collateral upon notice to Debtor of such election and otherwise act with respect to the Collateral as though it were the outright owner thereof (Debtor hereby irrevocably constitutes and appoints Secured Party as the proxy and attorney-in-fact of Debtor, with full power of substitution, to do so); and (e) exercise any and all other rights, remedies and privileges he may have under the Note and the other documents defining the Obligation. Until such time, if any, as an Event of Default has occurred and shall be continuing, the Debtor shall retain all voting rights with respect to the Collateral


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         8. APPLICATION OF PROCEEDS BY SECURED PARTY. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligations in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Debtor; provided that (a) the proceeds and/or accounts shall be applied toward satisfaction of the Obligations; and (b) if such proceeds and/or accounts are not sufficient to pay the Obligations in full, Debtor shall remain liable to Secured Party for the deficiency. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligations shall be distributed to Debtor.

         9. NOTICE OF SALE. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other persons entitled under the Uniform Commercial Code, as in effect from time to time in the State of Florida, to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this paragraph.

         10.      MISCELLANEOUS.
                  --------------

                  10.1 FURTHER ASSURANCES. Each of the parties hereto agrees with the other parties hereto that it will cooperate with such other parties and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other parties may reasonably request from time to time to effectuate the provisions and purposes of this Agreement.

                  10.2 BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon the parties hereto and their respective successors, transferees and assigns. Notwithstanding the foregoing no party hereto may assign any of its obligations hereunder with the prior written consent of the other parties hereto; provided, that BKC may assign its rights and delegate its duties under this Agreement to one or more of its subsidiaries or affiliates.

                  10.3 AMENDMENTS; WAIVERS. No amendment to or waiver of any provisions of this Agreement, nor consent to any departure therefrom by any party hereto, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  10.4 NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

                  10.5 EXPENSES. IFFC shall pay or reimburse BKC for all of its legal, accounting and other expenses directly related to the consummation of the transactions contemplated hereby, together with the costs and expenses of enforcing any of its rights hereunder.

                  10.6 JURISDICTION. Any claim arising out of this Agreement shall be brought in any state or federal court located in Miami-Dade County, Florida, United States. For the purpose of any suit, action or proceeding instituted with respect to any such claim, each of the parties hereto irrevocably submits to the jurisdiction of such courts



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         in Miami-Dade County, Florida, United States. Each of the parties hereto further irrevocably consents to the service of process out of said courts by mailing a copy thereof by registered mail, postage prepaid, to such party and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
         (ii) shall be taken and held to be a valid personal service upon and a personal delivery to it. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Miami-Dade County, Florida, United States, and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

                  10.7 GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, United States, without regard to any conflict of law, rule or principle that would give effect to the laws of another jurisdiction.

                  10.8 NOTICES. All notices, requests and other communications to any party hereunder shall be writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth on the signature pages below, or at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be deemed effective when received at the address or facsimile number specified below.

                  10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute one and the same Agreement.







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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                              /s/ Mitchell Rubinson
                              ---------------------
                                  Mitchell Rubinson
                                  1000 Lincoln Road, Suite 200
                                  Miami Beach, FL 33139, USA





                              BURGER KING CORPORATION


                              By:  /s/ Philip Kinnersly
                                   --------------------
                                       Name: Philip Kinnersly
                                       Title:  Vice President

                                       c/o  Burger King EMA
                                       Charter Place
                                       Vine Street
                                       Uxbridge, England UB81BZ
                                       Attn: General Counsel and
                                       Vice President - Financial Affairs


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